UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑    Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

The Goldman Sachs Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Goldman Sachs Group, Inc.

SUPPLEMENT TO THE NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2026 AND ACCOMPANYING PROXY STATEMENT

Withdrawal of Shareholder Proposal

On April 1, 2026, the American Family Association withdrew “Item 5. Shareholder Proposal Regarding Charitable Giving Reporting.”

As such, “Item 5. Shareholder Proposal Regarding Charitable Giving Reporting” will not be considered at the 2026 Annual Meeting and all votes and voting instructions with respect thereto will be disregarded.

None of the other agenda items are affected by this Supplement. If you have already submitted your vote, you do not need to take any action unless you wish to change your vote.

For more information on voting and our Annual Meeting, please see the 2026 Proxy Statement.